Exhibit 99.1

Contacts:
Media	Investors
Eric Jackson	Gary Kohn
+1-720-332-2001(office)	+1-720-332-8276
+1-303-330-2639(mobile)	gary.kohn@westernunion.com
eric.jackson@westernunion.com

Western Union Reports Second Quarter Results

Revenue of $1.35 Billion, Up 12% and EPS of $0.31, Up 19%

EPS Excluding Restructuring Expenses was $0.33, Up 27%

Raises EPS Guidance on Improving Tax Rate

Englewood, Colo., July 22, 2008 – The Western Union Company (NYSE: WU) today reported financial results for the second quarter.

Highlights for the second quarter include:

•	Revenue of $1.35 billion, up 12%

•	EPS of $0.31, up 19%; or $0.33, up 27% excluding restructuring expenses

•	Operating income margin of 25%, or 27% excluding restructuring expenses compared to 27% in last year’s second quarter

•	Year-to-date cash provided by operating activities of $560 million

•	Consumer-to-consumer (C2C) revenue increased 14% on 13% transaction growth

•	International C2C, which was 68% of total revenue, grew revenue 19% and transactions 18%

•	Consumer-to-business (C2B) revenue up 3%

•	Quarter closed with more than 355,000 agent locations

•	Raised EPS guidance excluding restructuring expense by $0.04 to $1.29 to $1.33

•	Raised GAAP EPS guidance by $0.04 to $1.22 to $1.26

Western Union President and Chief Executive Officer Christina Gold said, “The second quarter was a solid quarter for us. We posted robust double-digit revenue growth in our international markets while, at the same time, benefiting from improving trends in our U.S. and Mexico businesses. The broad global diversification of our business is enabling us to deliver consistent results in a challenging economy.”

Second Quarter Results

Revenue was $1.35 billion, up 12%. Operating income, which included $23 million of restructuring expenses, was $336 million up 4% (up 11% excluding restructuring expenses) and operating income margin was 25% (27% excluding restructuring expenses) compared to 27% in last year’s second quarter. Net income was $232 million up 13%. Net income excluding restructuring expenses was $244 million up 19%. The tax rate for the quarter was 25% compared to 31% in last year’s second quarter.

Revenue included $38 million of benefit from currency translation of the euro and the related operating income benefit was $5 million.

Outlook

Driven by changes in the outlook for the 2008 tax rate, Western Union’s projection for earnings per share has increased by $0.04. The new non-GAAP EPS range is $1.29 to $1.33, up from $1.25 to $1.29. Management expects to deliver 2008 earnings per share that will likely be at the higher end of its new range. The non-GAAP range excludes the estimated $80 million ($0.07 per share) of full-year restructuring expenses and includes the $10 million ($0.01 per share) in estimated savings. This represents growth of 14% to 18% over last year’s $1.13 in non-GAAP earnings per share.

GAAP earnings per share will likely be at the higher end of the new $1.22 to $1.26 range (up from $1.18 to $1.22) or 10% to 14% growth over last year’s GAAP earnings per share of $1.11. This range includes the impact from the estimated $80 million ($0.07 per share) of full-year restructuring expenses and the benefit from the estimated $10 million ($0.01 per share) in cost savings.

The company now expects a full-year tax rate of 26.5% for the GAAP EPS range, and estimates a tax rate of 27.5% for the non-GAAP earnings per share range. The company continues to benefit from a higher proportion of profits being foreign-derived, which are taxed at lower rates than the U.S. statutory rate. Additionally, the company has recently finalized and further implemented foreign tax efficient strategies consistent with the company’s overall tax planning. These items also contributed to the lower second quarter 2008 tax rate compared to last year’s second quarter.

For 2008, the company continues to expect revenue growth at the higher end of the 9% to 11% range, cash flow from operations of $1.2 billion and operating margins consistent with 2007 excluding the 2008 restructuring expenses.

Gold concluded, “Our leadership position in the growing money transfer market and our ability to execute our growth strategy gives me confidence in our ability to achieve our long-term objectives of 10% to 12% revenue growth and 15% to 18% EPS growth.”

Segment Results

The consumer-to-consumer segment, representing 85% of Western Union revenue, continues to benefit from its extensive geographic diversification. Revenue in the second quarter grew 14% to $1.1 billion on transaction growth of 13%. Operating income grew 17% and operating income margin was 27%, up 70 basis points from second quarter 2007.

The international portion of C2C, which was 68% of the company’s revenue in the second quarter, grew revenue 19% and transactions 18%. A subset of the international business, those transactions that originate outside of the United States and totaled 55% of Western Union’s second quarter revenue, posted revenue and transaction growth of 26%.

In addition to segment reporting, Western Union also now presents C2C revenue and transaction growth rates in a geographic view that highlight the geographic diversification of the company’s business. The regions are:

•	Americas

•	Europe, Middle East, Africa and South Asia

•	Asia Pacific

The Americas region, which represents 34% of total revenue, reported 1% revenue growth and 4% transaction growth year-over-year and continues to be impacted by the challenging U.S. economy. In the domestic money transfer business the improvement in westernunion.com as well as a stable pricing environment resulted in continued moderation of the revenue decline. Domestic revenue declined 7%, a 300 basis point improvement from second quarter 2007 and has improved for five consecutive quarters.

The Mexico business continued to improve with transaction growth rates that outpace the market, based on data released by the Banco de Mexico. Revenue growth of 3% in the quarter outpaced transaction growth of 1%. Pricing remains stable in this business.

In the Americas region, Western Union had significant agent renewals. In the U.S., the company renewed its relationships with two of its largest check cashing groups, PLS Check Cashers and Multi-State Financial Services. In Brazil, Western Union extended its agent agreement with Banco do Brazil for five additional years, building on the 10 year successful relationship.

The Europe, Middle East, Africa and South Asia region represents 44% of total revenue and remains a growth engine for C2C. This region posted revenue growth of 23% on transaction growth of 24%. India, which according to The World Bank is the world’s largest remittance receive market, contributed to the success in this region with revenue and transaction growth of 54% and 65%, respectively.

In the second quarter, the company renewed its agreement with the State Bank of India (SBI) under which the bank offers Western Union services through 4,700 SBI branches across the country including the more rural parts of India. The company also signed an agreement with the Sri Lanka Postal Department to offer Western Union money transfer services.

The Asia Pacific region, which represents 7% of total revenue, delivered 30% revenue growth and 25% transaction growth. Contributing to the region’s results was China’s revenue and transaction growth of 27% and 18%, respectively. In Indonesia, the company signed an agreement with Bank Danamon in which the bank will replace its existing money transfer provider and begin offering Western Union services in 400 locations.

Consumer-to-business revenue represents 13% of Western Union’s revenue and increased 3% to $179 million. Operating income was down 10% and operating margin was 28% compared to 32% in the second quarter of 2007. Impacting the year-over-year operating income growth and margin is the declining traditional U.S. cash bill payment business as compared to the faster-growing U.S. electronic bill payment and Pago Fácil businesses, which have lower margins. The company plans to grow this segment through expanding offerings and active global expansion. This growth is expected to be generated both organically and through acquisitions.

Buyback

During the second quarter, Western Union repurchased 17 million shares for $385 million at an average cost of $23.32 per share. The company is committed to returning capital to shareholders and has repurchased more than $1.4 billion of its stock at an average price of $21.65 since becoming a public company. In June, the Board of Directors authorized an additional $1 billion for repurchases. As of June 30, 2008 the company had $1.6 billion authorized for stock repurchases through 2009.

Restructuring Expenses

In total, restructuring initiatives are expected to result in full-year 2008 restructuring expenses of approximately $80 million, which, in turn, should deliver estimated cost savings of $10 million in 2008 and $35 million annually in 2009 and beyond.

Western Union incurred $23 million in restructuring expenses in the second quarter for a total of $47 million year-to-date. Of the $23 million in second quarter restructuring expenses, $20 million was included in cost of services and $3 million was included in selling, general and administrative expense. For the first six months, of the $47 million in restructuring expenses, $42 million was included in cost of services and $5 million was included in selling, general and administrative expense. The restructuring expenses were not included in the operating segments results.

Restructuring expenses include expenses related to severance, outplacement and other employee-related benefits; facility closure and migration of IT infrastructure; and other expenses related to relocation of various operations to existing company facilities and third-party providers, including hiring, training, relocation, travel, and professional fees. Also, included in the facility closure expenses are non-cash expenses related to fixed asset and leasehold improvement write-offs, and the acceleration of depreciation and amortization.

Non-GAAP Measures

Western Union’s management presents earnings per share and earnings per share growth excluding restructuring expenses; operating income growth and margin excluding restructuring expenses; net income and net income growth excluding restructuring expenses; 2008 earnings per share guidance excluding restructuring expenses; 2008 earnings per share growth guidance excluding restructuring expenses compared to 2007 earnings per share excluding the accelerated non-cash stock compensation vesting charge; and 2008 full-year estimated effective tax rate guidance excluding the impact of restructuring expenses, which are non-GAAP measures, because management believes they provide more meaningful information.

Reconciliations of non-GAAP to comparable GAAP measures are available in the accompanying schedules and in the “Investor Relations” section of the company’s web site at www.westernunion.com.

Investor and Analyst Conference Call and Slide Presentation

Western Union President and Chief Executive Officer Christina Gold will host a conference call and webcast including slides, at 8:30 a.m. Eastern Time today. Joining Christina Gold on the conference call will be Scott Scheirman, Executive Vice President and Chief Financial Officer. To listen to the conference call live via telephone, dial 888-679-8018 (U.S.) or +1-617-213-4845 (outside the U.S.) ten minutes prior to the start of the call. The pass code is 64554317.

The conference call and accompanying slides will be available via webcast at http://ir.westernunion.com/investor. Registration for the event is required, so please allow at least five minutes to register prior to the scheduled start time.

A replay of the call will be available one hour after the call ends through July 29, 2008 at 5:00 p.m. Eastern Time at 888-286-8010 (U.S.) or +1-617-801-6888 (outside the U.S.). The pass code is 53718844. A webcast replay will be available at http://ir.westernunion.com/investor for the same time period.

Please note: All statements made by Western Union officers on this call are the property of Western Union and subject to copyright protection. Other than the replay, Western Union has not authorized, and disclaims responsibility for, any recording, replay or distribution of any transcription of this call.

Safe Harbor Compliance Statement for Forward-Looking Statements

This press release contains certain statements that are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Actual outcomes and results may differ materially from those expressed in, or implied by, our forward-looking statements. Words such as “expects,” “intends,” “anticipates,” “believes,” “estimates,” “guides,” “provides guidance” and other similar expressions or future or conditional verbs such as “will,” “should,” “would” and “could” are intended to identify such forward-looking statements. Readers of this press release by The Western Union Company (the “Company,” “Western Union,” “we,” “our” or “us”) should not rely solely on the forward-looking statements and should consider all uncertainties and risks discussed under “Risk Factors” included within the Annual Report on Form 10-K for the year ended December 31, 2007. The statements are only as of the date they are made, and the Company undertakes no obligation to update any forward-looking statement.

Possible events or factors that could cause results or performance to differ materially from those expressed in our forward-looking statements include the following: changes in general economic conditions and economic conditions in the geographic regions and industries in which we operate; changes in immigration laws, patterns and other factors related to immigrants; technological changes, particularly with respect to e-commerce; the failure by us, our agents or subagents to comply with our business and technology standards and contract requirements or applicable laws and regulations, especially laws designed to prevent money laundering and terrorist financing; our ability to attract and retain qualified key employees and to successfully manage our workforce; changes in foreign exchange rates, including the impact of the regulation of foreign exchange spreads on money transfers; adverse movements and volatility in debt and equity capital markets; political conditions and related actions by the United States and abroad which may adversely affect our businesses and economic conditions as a whole; failure to maintain sufficient amount or types of regulatory capital to meet the changing requirements of our various regulators worldwide; growth in the money transfer market and other markets in which we operate at rates materially lower than recent levels; failure to implement agent contracts according to schedule; our ability to maintain our agent network and biller relationships under terms consistent with those currently in place; interruptions of United States government relations with countries in which we have or are implementing material agent contracts; deterioration in consumers’ and clients’ confidence in our business, or in money transfer providers generally; failure to successfully manage credit and fraud risks presented by our agents and consumers; adverse rating actions by credit rating agencies; liabilities and unanticipated developments resulting from litigation and regulatory investigations and similar matters, including costs, expenses, settlements and judgments; changes in United States or foreign laws, rules and regulations including the Internal Revenue Code, and governmental or judicial interpretations thereof; our ability to favorably resolve tax matters with the Internal Revenue Service and other tax jurisdictions; changes in industry standards affecting our business; changes in accounting standards, rules and interpretations; failure to compete effectively in the money transfer industry with respect to global and niche or corridor money transfer providers, banks and other nonbank money transfer services providers, including telecommunications providers, card associations and card-based payments providers; our ability to grow our core businesses; our ability to develop and introduce new products, services and enhancements, and gain market acceptance of such products; our ability to protect our brands and our other intellectual property rights; our ability to manage the potential both for patent protection and patent liability in the context of a rapidly developing legal framework for intellectual property protection; any material breach of security of or interruptions in any of our systems; mergers, acquisitions and integration of acquired businesses and technologies into our company and the realization of anticipated synergies from these acquisitions; adverse consequences from our spin-off from First Data Corporation (“First Data”), including resolution of certain ongoing matters; decisions to downsize, sell or close units, or to transition operating activities from one location to another or to third parties, particularly transitions from the United States to other countries; decisions to change the business mix; cessation of various services provided to us by third-party vendors; catastrophic events; and management’s ability to identify and manage these and other risks.

About Western Union

The Western Union Company (NYSE: WU) is a leader in global money transfer services. Together with its affiliates, Orlandi Valuta and Vigo, Western Union provides consumers with fast, reliable and convenient ways to send and receive money around the world, as well as send payments and purchase money orders. It operates through a network of more than 355,000 Agent locations in over 200 countries and territories. Famous for its pioneering telegraph services, the original Western Union dates back to 1851. For more information, visit www.westernunion.com.

WU-G, WU-F

THE WESTERN UNION COMPANY

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(in millions, except per share amounts)

	Three Months Ended June 30,			Six Months Ended June 30,
	2008	2007	Change	2008	2007	Change
Revenues:
Transaction fees	$1,081.3	$981.4	10%	$2,102.1	$1,911.5	10%
Foreign exchange revenue	232.3	185.8	25%	442.3	352.4	26%
Commission and other revenues	33.5	35.7	-6%	68.6	70.0	-2%

Total revenues	1,347.1	1,202.9	12%	2,613.0	2,333.9	12%
Expenses:
Cost of services (a)	799.4	687.9	16%	1,558.0	1,333.5	17%
Selling, general and administrative (a)	211.5	192.3	10%	409.5	373.1	10%

Total expenses	1,010.9	880.2	15%	1,967.5	1,706.6	15%
Operating income	336.2	322.7	4%	645.5	627.3	3%
Other income/(expense):
Interest income	12.7	19.1	-34%	30.4	38.6	-21%
Interest expense	(43.3)	(46.8)	-7%	(88.3)	(94.8)	-7%
Derivative (losses)/gains, net	(2.4)	1.4	(b )	4.4	3.1	42%
Other income, net	4.8	1.8	(b )	8.5	6.1	39%

Total other expense, net	(28.2)	(24.5)	15%	(45.0)	(47.0)	-4%

Income before income taxes	308.0	298.2	3%	600.5	580.3	3%
Provision for income taxes	76.5	93.7	-18%	161.9	182.6	-11%

Net income	$231.5	$204.5	13%	$438.6	$397.7	10%

Earnings per share:
Basic	$0.31	$0.27	15%	$0.59	$0.52	13%
Diluted	$0.31	$0.26	19%	$0.58	$0.51	14%
Weighted-average shares outstanding:
Basic	736.5	764.8		741.6	766.5
Diluted	747.5	779.0		752.2	781.1

(a)	Cost of services and selling, general and administrative expenses include estimated restructuring and related expenses of $19.5 million and $3.4 million for the three months ended June 30, 2008, respectively, and $41.9 million and $5.2 million in estimated restructuring and related expenses for the six months ended June 30, 2008, respectively. Such restructuring and related expenses impacted earnings per share by $0.02 and $0.04 for the three and six months ended June 30, 2008, respectively.

(b)	Calculation not meaningful

THE WESTERN UNION COMPANY

CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in millions, except per share amounts)

	June 30, 2008	December 31, 2007
Assets
Cash and cash equivalents	$1,874.6	$1,793.1
Settlement assets	1,442.4	1,319.2
Property and equipment, net of accumulated depreciation of $278.4 and $251.5, respectively	199.5	200.3
Goodwill	1,640.1	1,639.5
Other intangible assets, net of accumulated amortization of $245.9 and $236.8, respectively	349.8	334.1
Other assets	517.9	498.0

Total assets	$6,024.3	$5,784.2

Liabilities and Stockholders’ Equity
Liabilities:
Accounts payable and accrued liabilities	$407.5	$350.1
Settlement obligations	1,441.6	1,319.2
Income tax payable	310.8	279.7
Deferred tax liability, net	272.5	263.6
Borrowings	3,368.7	3,338.0
Other liabilities	197.7	182.9

Total liabilities	5,998.8	5,733.5
Stockholders’ equity:
Preferred stock, $1.00 par value; 10 shares authorized; no shares issued	—	—
Common stock, $0.01 par value; 2,000 shares authorized; 732.4 shares and 749.8 shares issued, respectively	7.3	7.5
Capital deficiency	(113.5)	(341.1)
Retained earnings	209.5	453.1
Accumulated other comprehensive loss	(77.8)	(68.8)

Total stockholders’ equity	25.5	50.7

Total liabilities and stockholders’ equity	$6,024.3	$5,784.2

THE WESTERN UNION COMPANY

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(in millions)

	Six Months Ended June 30,
	2008	2007
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$438.6	$397.7
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	69.3	61.3
Stock compensation expense	13.5	15.9
Other non-cash items, net	12.0	17.4
Increase (decrease) in cash, resulting from changes in:
Other assets	(34.3)	24.6
Accounts payable and accrued liabilities	28.4	5.1
Income tax payable	37.4	(22.9)
Other liabilities	(4.6)	(12.0)

Net cash provided by operating activities	560.3	487.1
CASH FLOWS FROM INVESTING ACTIVITIES
Capitalization of contract costs	(40.7)	(9.7)
Capitalization of purchased and developed software	(11.3)	(15.2)
Purchases of property and equipment	(28.5)	(43.8)
Notes receivable issued to agents	(1.0)	(5.6)
Repayments of notes receivable issued to agents	13.7	10.9

Net cash used in investing activities	(67.8)	(63.4)
CASH FLOWS FROM FINANCING ACTIVITIES
Net proceeds/(repayments of) commercial paper	30.8	(164.6)
Repayments of borrowings under credit facilities	—	(3.0)
Proceeds from exercise of options	214.2	90.5
Common stock repurchased	(656.0)	(280.5)

Net cash used in financing activities	(411.0)	(357.6)
Net change in cash and cash equivalents	81.5	66.1
Cash and cash equivalents at beginning of period	1,793.1	1,421.7

Cash and cash equivalents at end of period	$1,874.6	$1,487.8

THE WESTERN UNION COMPANY

SUMMARY SEGMENT DATA

(Unaudited)

(in millions)

	Three Months Ended June 30,				Six Months Ended June 30,
	2008	2007	Change		2008	2007	Change
Revenues:
Consumer-to-Consumer:
Transaction fees	$905.0	$811.8	11%		$1,739.6	$1,563.0	11%
Foreign exchange revenue	231.5	185.4	25%		440.8	351.7	25%
Other revenues	8.9	9.6	-7%		18.8	18.4	2%

Total Consumer-to-Consumer:	1,145.4	1,006.8	14%		2,199.2	1,933.1	14%
Consumer-to-Business:
Transaction fees	166.4	160.4	4%		343.0	329.2	4%
Other revenues	13.0	14.5	-10%		26.2	27.9	-6%

Total Consumer-to-Business:	179.4	174.9	3%		369.2	357.1	3%
Other:
Revenue	22.3	21.2	5%		44.6	43.7	2%

Total Other:	22.3	21.2	5%		44.6	43.7	2%

Total consolidated revenues	$1,347.1	$1,202.9	12%		$2,613.0	$2,333.9	12%

Operating income:
Consumer-to-Consumer	$305.8	$262.0	17%		$579.1	$500.7	16%
Consumer-to-Business	49.7	55.1	-10%		105.9	116.0	-9%
Other	3.6	5.6	-36%		7.6	10.6	-28%

Total segment operating income	$359.1	$322.7	11%		$692.6	$627.3	10%
Restructuring and related expenses	(22.9)	—	(a	)	(47.1)	—	(a	)

Total consolidated operating income	$336.2	$322.7	4%		$645.5	$627.3	3%

Operating income margin:
Consumer-to-Consumer	26.7%	26.0%	70	bp	26.3%	25.9%	40	bp
Consumer-to-Business	27.7%	31.5%	(380	)bp	28.7%	32.5%	(380	)bp
Other	16.1%	26.4%	(1030	)bp	17.0%	24.3%	(730	)bp
Total consolidated operating income margin	25.0%	26.8%	(180	)bp	24.7%	26.9%	(220	)bp
Depreciation and Amortization:
Consumer-to-Consumer	$27.2	$24.4	11%		$53.3	$47.8	12%
Consumer-to-Business	5.6	5.5	2%		10.7	11.7	-9%
Other	1.1	1.0	10%		2.2	1.8	22%

Total segment depreciation and amortization	$33.9	$30.9	10%		$66.2	$61.3	8%
Restructuring and related expenses	2.6	—	(a	)	3.1	—	(a	)

Total consolidated depreciation and amortization	$36.5	$30.9	18%		$69.3	$61.3	13%

(a)	Calculation not meaningful

THE WESTERN UNION COMPANY

KEY INDICATORS

(in millions)

(Unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2008	2007	Change	2008	2007	Change
Transactions
Consumer-to-Consumer	47.1	41.7	13%	90.2	79.5	13%
Consumer-to-Business	101.5	99.3	2%	205.0	199.7	3%
Revenue
Consumer-to-Consumer	$1,145.4	$1,006.8	14%	$2,199.2	$1,933.1	14%
Consumer-to-Business	$179.4	$174.9	3%	$369.2	$357.1	3%

	Three Months Ended June 30, 2008	Six Months Ended June 30, 2008
Consumer-to-Consumer Transaction Growth (a)
EMEASA	24%	25%
Americas	4%	4%
APAC	25%	24%
Consumer-to-Consumer	13%	13%
Consumer-to-Consumer Revenue Growth (a)
EMEASA	23%	24%
Americas	1%	1%
APAC	30%	31%
Consumer-to-Consumer	14%	14%

	Three Months Ended June 30, 2008	Six Months Ended June 30, 2008
Consumer-to-Consumer Transaction Growth/(Decline)
International (b)	18%	19%
Domestic (c)	(3)%	(3)%
Mexico (d)	1%	2%
Consumer-to-Consumer	13%	13%
Consumer-to-Consumer Revenue Growth/(Decline)
International (b)	19%	19%
Domestic (c)	(7)%	(7)%
Mexico (d)	3%	2%
Consumer-to-Consumer	14%	14%

(a)	In determining the revenue and transaction growth rates under this regional view, the geographic split is determined based upon the region where the money transfer is initiated and the region where the money transfer is paid, with each transaction and the related revenue being split 50% between the two regions. For those money transfer transactions that are initiated and paid in the same region, 100% of the revenue is attributed to that region.

(b)	Represents transactions between and within foreign countries (excluding Canada and Mexico), transactions originated in the United States or Canada and paid elsewhere, and transactions originated outside the United States or Canada and paid in the United States or Canada.

Excludes all transactions between or within the United States and Canada and all transactions to and from Mexico as reflected in (b) and (c) below.

(c)	Represents all transactions between and within the United States and Canada.

(d)	Represents all transactions to and from Mexico.

THE WESTERN UNION COMPANY

RECONCILIATION OF NON-GAAP MEASURES

(in millions)

(unaudited)

EPS Guidance

	Range
2008 EPS Guidance GAAP basis	$1.22	$1.26
Adjustment:
Estimated restructuring and related expenses, net of income tax benefit (a)	0.07	0.07

Adjusted 2008 EPS Guidance, excluding estimated restructuring and related expenses	$1.29	$1.33

2007 EPS as reported (GAAP)	$1.11	$1.11
Adjustment:
Accelerated non-cash stock compensation vesting charge, net of income tax benefit (b)	0.02	0.02

Adjusted 2007 EPS	$1.13	$1.13

Earnings per share growth:
2008 EPS guidance (GAAP) compared to 2007 EPS as reported (GAAP)	10%	14%
Non-GAAP EPS guidance, excluding estimated 2008 restructuring and related expenses, compared to adjusted 2007 EPS, excluding accelerated non-cash stock compensation vesting charge	14%	18%

Refer to footnote explanations at the end of this “Reconciliation of Non-GAAP Measures” section.

THE WESTERN UNION COMPANY

RECONCILIATION OF NON-GAAP MEASURES

(in millions)

(unaudited)

2008 Full Year Estimated Effective Tax Rate Guidance (“ETR”)

2008
Estimated ETR (GAAP Basis)	26.5%
Estimated ETR benefit for restructuring and related expenses (a)	1.0

Adjusted Estimated ETR	27.5%

(a)	Restructuring and related expenses incurred in the three months ended June 30, 2008 include $22.9 million of expenses and an estimated $79 million of expenses for 2008. These expenses relate to severance, outplacement and other employee related benefits; facility closure and migration of our IT infrastructure; and other expenses related to relocation of various operations to existing Company facilities and third party providers, including hiring, training, relocation, travel, and professional fees. Also, included in the facility closure expenses are non-cash expenses related to fixed asset and leasehold improvement write-offs, and acceleration of depreciation and amortization. For purposes of calculating the “Adjusted 2008 EPS guidance, excluding estimated restructuring and related expenses,” the EPS impact of $0.07 is net of an estimated income tax benefit of $31 million. The restructuring and related expenses are included in cost of services and selling, general and administrative expense lines of the income statement, and are not allocated to the segments.

(b)	In the third quarter of 2007, the Company recognized a $22 million or a $0.02 per share non-cash charge in accordance with SFAS No. 123R accounting for stock-based compensation resulting from the previously announced acceleration of vesting in Western Union stock options and awards granted to current Western Union employees prior to the spin-off from First Data. Under the terms of the plan, vesting was accelerated for these options and awards as a result of the change of control that occurred when an affiliate of KKR acquired First Data, Western Union’s former parent company, on September 24, 2007.

THE WESTERN UNION COMPANY

RECONCILIATION OF NON-GAAP MEASURES

(in millions)

(unaudited)

Western Union’s management has presented earnings per share, earnings per share growth, net income and net income growth, 2008 full year estimated effective tax rate guidance, and 2008 earnings per share guidance and 2008 earnings per share growth guidance, excluding restructuring and related expenses. In addition, Western Union’s management has presented operating income margin and operating income growth, excluding restructuring and related expenses. In presenting Western Union’s 2008 earnings per share growth guidance excluding restructuring and related expenses, Western Union’s management has excluded from the Company’s 2007 earnings per share, the accelerated non-cash SFAS No. 123R accounting for stock-based compensation charge, resulting from the acquisition of First Data Corporation (“First Data”) by an affiliate of Kohlberg, Kravis, Roberts & Co. (“KKR”) in the third quarter of 2007. Western Union’s management believes these non-GAAP measures provide meaningful supplemental information regarding our operating results to assist management, investors, analysts, and others in understanding our financial results and to better analyze trends in our underlying business, because they provide consistency and comparability to prior periods.

A non-GAAP financial measure should not be considered in isolation or as a substitute for the most comparable GAAP financial measure. A non-GAAP financial measure reflects an additional way of viewing aspects of our operations that, when viewed with our GAAP results and the reconciliation to the corresponding GAAP financial measure, provide a more complete understanding of our business. Users of the financial statements are encouraged to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure. A reconciliation of non-GAAP measures to the most directly comparable GAAP financial measures is included below.

	Three Months Ended June 30,
	2008	2007
Net income as reported (GAAP)	$231.5	$204.5
Adjustment:
Restructuring and related expenses, net of income tax benefit of $10.2 million (a)	12.7	—

Net income adjusted	$244.2	$204.5

Earnings per share (“EPS”):
As reported (GAAP)	$0.31	$0.26
Restructuring and related expenses (a)	0.02	—

Adjusted	$0.33	$0.26

Growth:
Net income, as reported (GAAP)	13%
Net income, adjusted	19%
EPS, as reported (GAAP)	19%
EPS, adjusted	27%

Refer to footnote explanations at the end of this “Reconciliation of Non-GAAP Measures” section.

THE WESTERN UNION COMPANY

RECONCILIATION OF NON-GAAP MEASURES

(in millions)

(unaudited)

	Three Months Ended June 30,
	2008	2007
Revenues	$1,347.1	$1,202.9

Operating income as reported (GAAP)	$336.2	$322.7
Adjustment:
Restructuring and related expenses (a)	22.9	—

Operating income adjusted	$359.1	$322.7

Operating income growth, as reported (GAAP)	4%
Operating income growth, adjusted	11%
Operating income margin, as reported (GAAP)	25.0%
Operating income margin, adjusted	26.7%

Refer to footnote explanations at the end of this “Reconciliation of Non-GAAP Measures” section.